                             MASTER PROMISSORY NOTE
                             ----------------------


                   New York, New York Dated: October 29, 1997


     Ross Technology, Inc., a Delaware corporation (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of the DAT-ICHI. KANGYO BANK LIMITED, New York Branch (the "Bank"), at its offices at One World Trade Center, Suite 4911, New York, New York, the principal sum of any loans or advances (each herein referred to as a "Loan") from time to time made to the Borrower by the Bank upon maturity date of each Loan, as such maturity date is specified in the applicable Loan Request approved by the Bank, and to pay interest thereon on the unpaid balance thereof at the rate and as the dates specified in the applicable Loan Request approved by the Bank, all as more fully described below; provided, however, that in no event shall the aggregate amount of Loans outstanding hereunder at any time exceed $20,000.000.00 (Twenty Million United States Dollars).

     The Borrower and the Bank agree that the following terms and conditions shall govern all Loans made at any time by the Bank to the Borrower, except to the extent othenvise expressly agreed in writing by the Borrower and the Bank as to any specific transaction. This Agreement shall expire on March 31. 1998 Upon the date hereof, this Master Promissory Note shall become effective and the Master Promissory Note dated June 30,o 1997 for the amount of$50,000,000.00 (Fifty Million United States Dollars) made by the Borrower to the order of the Bank shall be of no further force and effect and shall be canceled.


     1.   Loans.
     -----------


     Upon receipt of a Loan Request from the Borrower as provided in Section 4(a), the Bank may, in its sole and absolute discretion, but shall not in any way be obligated to, make to the Borrower, (a) a Federal Funds Rate Loan or (b) a LIBOR Rate Loan.

     2.   Interest.
     --------------

     (a) Rate. Each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at the rate per annum agreed by the Borrower and the Bank in each case as set forth in the relevant Loan request approved by the Bank. Such rate shall be based on the Federal Funds Rate or the LIBOR Rate, plus any applicable margins. Any amount of principal of any Loan and, to the maximum extent permitted under applicable law, interest thereon, not paid when due (whether at maturity, by reason of notice of prepayment, acceleration or otherwise) shall bear interest from the due date thereof until the date of payment at [the Prime Rate, plus 2%].
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                                       2


     (b) Payment. Accrued interest on each Loan shall be payable on the last day of each Interest Period applicable thereto and on any interim interest payment dates specified in the relevant Loan Request approved by the Bank.

     (c) Computation. Interest on the Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first but excluding the last day).


     3.   Repayments and Prepayments.
     --------------------------------

     (a) Mandatory Repayment. Each Loan shall be due and payable by the Borrower upon the maturity date therefore specified in the relevant Loan Request approved by the Bank.

     (b) Voluntary Prepayment. The Borrower may, upon at least two Business Days' prior irrevocable wntten notice to the Bank stating the proposed date (which date shall be the last day of an Interest Period in respect of the Loan being prepaid) and aggregate principal amount of the prepayment, prepay the outstanding principal amount of a Loan, in whole or in part, without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount of the Loan prepaid and any amounts owing under Section 8 [; provided, however, that each partial prepayment shall be in an aggregate amount not less than $100,000.00 (One Hundred Thousand United States Dollars) or integral multiples of $100.000.00 (One Hundred Thousand United States Dollars) in excess thereof]. Upon the giving of such notice of prepayment, the principal amount of a Loan specified to be prepaid, accrued interest thereon, and any amounts owing under Section 8 shall become due and payable on the date specified for such prepayment.

     4.   Loan and Prepayment Procedures.
     ------------------------------------

     (a) Notice. The Borrower shall deliver to the Bank a Loan Request ( which shall be irrevocable) in substantially the form of tixhibit 1 for a requested Loan no later than (i) one Business Day, in the case of Federal Funds Rate Loans, or (ii) three Business Days, in the case of LABOR Rate Loans, before the requested disbursement date for such Loan. Such Loan Request shall specify (i) the requested Loan disbursement date, which shall be a Business Day, (ii) the amount of such Loan, and (iii) the requested duration of the initial Interest Period for such Loan. Upon the disbursement of each requested Loan, the Bank shall send to the Borrower a copy of such Loan Request accepted in writing by the Bank and completed to include the additional terms of such Loan referred to therein, including the maturity date, applicable interest rate and the applicable Interest Period (and, in the case of any Interest Period that exceeds three months, any interim interest payment dates), which confirmation shall be binding for all purposes, absent manifest error.
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                                       3

The Borrower, by its delivery of a Loan Request to the Bank and its acceptance of the Loan made pursuant thereto, irrevocably agrees that it shall be bound by all of the terms, conditions and provisions set forth in the completed and accepted Loan Request and in this Master Promissory Note.

     (b) Loan and Payments. (i) Manner. The Bank will credit the Borrower's account at the Bank unith proceeds of each Loan that the Bank agrees to make unless other disbursement instructions acceptable to the Bank are received. All payments made hereunder to the Bank shall be made without any reduction or deduction whatsoever including any reduction or deduction for set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or any Federal, state or foreign tax of any kind or nature whatsoever. A payment shall not be deemed to have been made on any day unless such payment has been received by the Bank in U.S. Dollars in funds immediately available to the Bank at its offices referred to above no later than 12:00 noon (New York City time) on such day. The Borrower hereby authorizes the Bank to charge any amount payable hereunder that is not paid when due against any and all of the accounts of the Borrower with the Bank or any of its affiliates, with the Borrower remaining liable for any deficiency.

     (ii) Extension of Pavment Date. Whenever any payment to the Bank in respect of any Loan would otherwise be due on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day (and shall bear interest for such extended time at the rate applicable in respect of the immediately prior Business Day).

          Continuation. Each Federal Funds Rate Loan or LIBOR Rate Loan shall automatically be continued as a Federal Funds Rate Loan or LIBOR Rate Loan, as the case may be, at the end of the Interest Period applicable thereto, unless
(i) such Loan is due to the mature at the end of such Interest Period, or (ii) the Borrower shall have given the Bank a timely Loan Request as provided in
Section 4(a) requesting that such Loan be changed to a LIBOR Rate Loan or Federal Funds Rate Loan, as the case may be.

     (d) Evidence of Indebtedness. Each Loan and the Borrower's obligation to repay each Loan with interest thereon in accordance with the terms of this Master Promissory Note shall be evidenced hereby and by the records of the Bank.

     5.   Representations and Warranties.
     ------------------------------------

     The Borrower represents and Warrants to the Bank that:

     (a) Corporate Existence; Compliance with Law. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the law of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease


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                                       4


     the property it operates under lease and to conduct its busniness as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all applicable requirements of law except for such noncompliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notice to, each governmental authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

     (b) Corporate Power; Authorization; Enforceable Obligations. (i) The execution, delivery and performance by the Borrower of each Loan Document and the consummation of the transactions contemplated thereby:

          (A)  are within the Borrower's corporate powers;

          (B)  have been duly authorized by all necessary corporate action;

          (C) do not and will not (1) contravene the Borrower's certificate of incorporation or by-laws or other comparable governing documents,
               (2) violate any applicable requirement of law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any governmental authority or arbitrator, (3) conflict with or result in 'the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of the Borrower, or (4) result in the creation or imposition of any lien upon any of the property of the Borrower (other than pursuant to any Collateral Agreement); and

          (D) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person or entity, other than those which have been obtained or made and copies of which have been delivered to the Bank, and each of which is in full force and effect.

     (ii) This Master Promissory Note has been, and each of the other Loan Documents will have been upon delivery thereof, duly executed and delivered by the Borrower. This Master Promissory Note is, and each of the other Loan Documents will be, when delivered to the Bank, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

     (c) Financial Matters. (i) The consolidated balance sheet of the Borrower and its subsidiaries as at March 31. 1997, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and

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                                       5


    its subsidiaries for the fiscal year then ended, certified by the borrower's auditor, copies of which have been furnished to the Bank, fairly present the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the period ended on such dates, all in conformity with generally accepted accounting principles.

     (ii) Since April 1, 1996 there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

     (d) Litigation. The performance of any action by the Borrower required or contemplated hereby is not restrained or enjoined (either temporarily, preliminary or permanently), and no material adverse condition has been imposed by any governmental authority or arbitrator upon any of such transactions.

     (e) Pari Passu Obliaations. The Loans, all interest thereon and all other amounts payable by the Borrower hereunder constitute the direct, unconditional and general obligations of the Borrower, and rank at least pari passu with all other indebtedness and other obligations of the Borrower.

     6.   Information.
     ------------------

     Upon the request from time to time of the Bank, the Borrower shall promptly furnish to the Bank such certificates, reports, statements, (including financial statements of the Borrower and its subsidiaries), documents and information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its subsidiaries as the Bank may reasonably request.

     7.   Events of Default: Remedies.
     ---------------------------------

     If any of the following events (each, an "Event of Default") shall occur and be continuing:

     (a) any payment of principal of or interest on any Loan shall not be paid when and as due (whether at maturity, by reason of notice of prepayment, acceleration or otherwise) in accordance with the terms of this Master Promissory Note; or

     (b) the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein or in any other Loan
Document: or

     (c) the  Borrower  shall fail to pay any other  indebtedness  for  borrowed money or any interest thereon, when due (whether by scheduled maturity, by reason of notice of prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or
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                                       6


     (d) a case or proceeding shall be commenced and continue undismissed or unstayed for a period of 30 days against the Borrower or any of its subsidiaries, or the Borrower or any of its subsidiaries shall commerce a voluntary case, in either case seeking relief under the Federal bankruptcy laws or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, in each case as now or hereafter in effect, or the Borrower or any of its subsidiaries shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or any o fits subsidiaries or for all or any part or its property or any of its subsidiaries' property, or the Borrower or any of its subsidiaries shall make a general assignment for the benefit of its creditors, or the Borrower or any of its subsidiaries shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due; or

     (e) any provision of this Master Promissory Note, any other Loan Document or any other agreement related hereto or thereto shall fail to be the legal valid and binding obligation of the Borrower, enforceable in accordance with its terms, or the Borrower shall so state in writing; or

     (f) any representation or warranty made by the Borrower in this Master Promissory Note, any other Loan Document or any other agreement related hereto or thereto shall have been incorrect, or shall have been misleading in any material respect, when made; or

     (g) there shall occur any Material Adverse Change or any event which would have a Material Adverse Effect; or

     (h) any Collateral Agreement after delivery thereof shall, for any reason, cease to create a valid lien on any of the collateral purported to be covered thereby, or such lien shall cease to be a perfected and first priority lien, or the Borrower shall so state in writing:

THEN, during the continuance of any such Event of Default (other than an Event of Default of the type specified in Section 7(d)), the Bank may by written notice to the Borrower (i) declare, in whole or from time to time in part, the principal of and interest on the Loans and all other amounts owing hereunder and under each of the other Loan Documents to be, and the Loans, such interest and such other amounts shall thereupon and to that extent become, due and payable to the Bank, and (ii) exercise any or all rights provided for herein, in any other Loan Document or by applicable law or in equity. During the continuance of any Event of Default of the type specified in Section 7(d), automatically and without any notice to the Borrower the principal of and interest on the Loans and all other amounts owing hereunder and under each of the other Loan Documents shall be immediately due and payable to the Bank.
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                                       7


     8.   Funding Losses.
     --------------------

     The Borrower shall pay to the Bank, upon request, such amount or amounts as the Bank determines are necessary to compensate if for any loss, cost or expense incurred by it as a result of a Loan for any reason not being made, or any payment of principal thereof or interest thereon not being made on the date therefore determined in accordance with the applicable provisions of this Master Promissory Note or any Loan Request. At the option of the Bank, and without limitation, such compensation on account of losses may include an amount equal to the excess of(a) the interest that would have been received from the Borrower on any amounts to be reemployed by the Bank during an Interest Period or its remaining portion over (b) the interest component of the return that the Bank determines it could have obtained had it placed such an amount on deposit in the London Interbank U.S. Dollar Market for a period equal to such Interest Period or its remaining portion. The Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts
claimed  by  it  under  this  Section  and  the   assumptions   underlying  such
computations.

     9.   Notices.
     -------------

     All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, ifto the Borrower, at its address at 5316 Highway 290 W#500. Austin. Texas 78735-8930 (telecopy number: (512) 892-3036) (telephone number:(512) 436-2508), Attention: ifto the Bank, at its address at The Dai-Ichi Kangyo Bank, Ltd., New York Branch, One World Trade Center, Suite 4911, New York, New York 10048 (telecopy number: (212) 524-0579) (telephone number: (212) 432-6664),
Attention: Junichi Morita, or as to either 'party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answer back, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its Bank, respectively, except that notices and communications to the Bank pursuant to Section 4 shall not be effective until actually received by the officer of the Bank responsible at the time for the administration or this Master Promissory Note.

     10.  Expenses. Indemnity.
     -------------------------

     The Borrower shall pay or reimburse the Bank for all costs and expenses (including, but not limited to, fees and disbursements of legal counsel) incurred by the bank in connection with, arising out of, or in any way related to, the enforcement, exercise, preservation or protection by the Bank of any of its rights under this Master Promissory Note or any other Loan Document. The Borrower shall indemnify the Bank, its affiliates, and the directors, officers, employees, and agents of the Bank and its affiliates against any loss, claim, liability or expense (including, without limitation fees and disbursements of legal counsel) incurred by any of them in connection with, arising out of or relating to this Master Promissory Note, any other Loan Document, any Loan, or any of the transactions contemplated hereby, unless and to the extent proven to be the result of willful misconduct or gross negligence by the Bank.

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                                       8


     11.  Judicial Proceedings; WAIVER OF JURY TRIAL.
     ------------------------------------------------

     (a) Each of the Borrower and the Bank agrees to submit to personal jurisdiction in any court of competent jurisdiction in New York City and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provision of Section 9.

     (b) EACH OF THE BORROWER AND THE BANK HEREBY WAIVES TRLAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN, THIS MASTER PROMISSORY NOTE, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT RELATED HERETO OR THERETO, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

     12.  No Waiver: Remedies.
     -------------------------

     No failure on the part of the Bank to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder or under any other Loan Document or under any other document executed in connection herewith or therewith shall operate as a waiver thereof nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

     13.  Binding Effect.
     --------------------

     This Master Promissory Note and each of the other Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its obligations hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank.

     14.  Severabilitv.
     ------------------

     Wherever possible, each provision of this Master Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Promissory Note.

     15.  Execution in Counterparts.
     -------------------------------

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16.  Survival
     -------------

     The representations and warranties of the Borrower contained in each of the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loans.

     17.  Entire Agreement
     ---------------------

     This Agreement, together with all of the other Loan Documents and all certificates and documents delivered thereunder or thereunder, embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     18.  Governing Law.
     -------------------

     THIS MASTER PROMISSORY NOTE AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED LV ACCORDANCE WITH TB[E LAW OF THE STATE OF NEW YORK.

     19.  Definitions.
     -----------------


For purpose of this Agreement:

     "Business Day" shall mean any day other than Saturday, Sunday or other day on which banks in New York City are authorized to close.

     "Collateral Agreement" shall mean any security agreement, pledge agreement, or similar agreement between the Borrower and/or any of its affiliates and the Bank securing the Loan and the other obligations of the Borrower to the Bank under the Loan Documents, which may from time to time be entered into.

     "Federal Funds Rate" shall mean with respect to any Interest Period, the arithmatic mean of such rates as are referred to as the Term Fed Funds Rate for a term comparable to the relevant Interest Period on the date of the disbursement of the relevant Loan or the commencement of new Interest Period, as the case may be.

"Federal Funds Rate loan" shall mean any Loan the interest on which is computed on the basis of the Federal Funds Rate.

     "Interest Period" shall mean for each Loan a period (a) commencing, on the date of the making of such Loan and, in the case of each subsequent, successive Interest period applicable thereto, on the last day of the immediately preceding Interest Period applicable thereto and (b) of such' duration as the Bank and the Borrower shall agree in each case, except that any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day.

     "LIBOR Rate" shall mean the rate per annum determined by the Bank in it's sole discretion to be the respective rate in the London Interbank Market at approximately 11:00a.m. London Time on the date two EurodoIlar Business Days in London prior to the first day of such Interest Period for the offering by the Bank in the London interbank Market of deposits in U.S. Dollars for a period equal to such Interest Period in amounts comparable to the Eurodollar Rate Loan to which such Interest Period applies, at the time as of which the Bank makes such determination.

     "LIBOR Rate Loan" shall mean any Loan the interest on which is computed on the basis of the LIBOR Rate.

     "Loan Document" shall mean this Master Promissory Note, each Loan Request and each Collateral Agreement.

     "Loan Request" shall mean a Request for Loan in  substantially  the form of
Exhibit 1 hereto.

     "Material Adverse Change" shall mean a material adverse change in any of(a) the condition( financial or otherwise), business, performance, prospects, operations or properties of the Borrower and its subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan document,
(c) the perfection or priority of the liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay or perform its obligations under this Master Promissory Note or any of the other Loan Documents, or (e) the rights and remedies of the Bank under this Master Promissory Note or any of the other Loan Documents.

     "Material Adverse Effect" shall mean an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

     "Prime Rate" shall mean the rate of interest publicly announced from time to time by the Bank as its "prime rate" for extensions of credit in United States Dollars to customers in the United Sates, which rate is not necessarily the lowest rate of interest charged by the Bank.

     20.  Termination.
     -----------------

     This Agreement may be terminated by either party upon thirty days prior notice to the other party, provided that such termination shall not affect any Loans outstanding as of the date of termination, which shall continue to be governed by the terms thereof or, on the expire date of March 31. 1998, which ever comes earlier.

     21.  Waivers by Borrower.
     -------------------------

     Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.


     IN WITNESS WHEREOF, the Borrower has caused this Master Promissory Note be duly executed and delivered by its duly authorized officer, all as of the date hereof.

                                            [NAME OF BORROWER]


                                             By:--------------------------
                                                 Name
                                                 Title

ACCEPTED AND AGREED TO:

THE DAI-ICHI KANGYO BANK, LTD., NEW YORK BRANCH


By:--------------------------
   Name: Shigeto Yanase
   Title: Senior Vice President

Exhibit 1
REOUEST FOR LOAN

The Dai-Ichi Kangyo Bank, Ltd,. New York Branch
One World Trade Center
Suite 4911
New York, NY 10048

Gentlemen:

     Reference is made to the Master Promissory Note, dated as of June 30, 1997 ("the Master Note"), executed by the undersigned in favor of The Dai-Ichi Kangyo Bank, Ltd., New York Branch (the "Bank"). The undersigned hereby gives notice pursuant to the requirements of the Master Note of its request for the following Loan(s) on the following requested terms, to be made in the sole and absolute discretion of the Bank and on such other or additional terms as the Bank may indicate below, which will be subject to and governed by the Master Note(the terms, definitions and provisions of which are hereby incorporated herein as if set forth in full herein):

Amount of Loan Date of Loan Maturity Date Interest Rate


The Undersigned represents and warrants that:

     1. The representations and warranties made by the undersigned in the Master Note and in each of the other Loan Documents are and will be true, complete and correct on and as of the date hereof and on and as of the date of disbursement of each of the requested Loans, as if made on and as of the date hereof and thereof and

     2. No Event of Default has occurred and is continuing, or would result from the borrowing(s) requested herein.

By accepting the Loan(s) requested pursuant hereto, the Borrower irrevocably agrees to all of the terms, conditions and provisions set forth therein (including, without limitation, those terms and provisions indicated above by the Bank) and in the Master Note.


CNAME OF BORROWER]


By:--------------------------
Name :
Title:

The foregoing request is approved.

THE DAI-ICHI KANGYO BANK, LTD., NEW YORK BRANCH


By:--------------------------
  Name: Shigeto Yanase
  Title: Senior Vice President